SEAGULL ENERGY CORPORATION
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
MEMBERSHIP AGREEMENT

     WHEREAS, BARRY J. GALT (“Employee”) has been designated as eligible to become a Member of the SEAGULL ENERGY CORPORATION EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (the “Plan”), a copy of which is attached hereto as Exhibit “A,” subject to and conditioned upon Employee’s execution of this agreement; and

     WHEREAS, Employee desires to become a Member of the Plan on the terms and provisions set forth therein and in this agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Employee agrees to become a Member of the Plan, effective as of February 3, 1986.

     2. For purposes of Section 1.01(5) of the Plan, Employee’s considered period shall be his last three consecutive calendar years of employment or, if less, all of his completed calendar years of employment.

     3. For purposes of Section 1.01(8) of the Plan, Employee’s Compensation for 1984 shall be deemed equal to $300,000.00 and his Compensation for 1985 shall be deemed equal to $330,000.00.

     4. Employee's Applicable Percentage under the Plan shall be 50%.

     5. Employee's Vesting Schedule under the Plan shall be as follows:

Vested
Interest

Prior to January 1, 1984	40%
As of December 31, 1984*	48%
As of December 31, 1985*	56%
As of December 31, 1986*	64%
As of December 31, 1987*	72%
As of December 31, 1988*	80%
As of December 31, 1989*	88%
As of December 31, 1990*	96%
?As of December 31, 1991* and thereafter	100%

     *provided that Employee is employed by the Company on such date and has been so employed by the Company on a full-time basis during the twelve month period immediately preceding such date.

For purposes of the foregoing schedule, Employee shall be deemed to have been in the full-time employment of the Company for the entire year of 1984.

     6. The aggregate amount of any death benefits becoming payable pursuant to Section 4.04 of the Plan shall be reduced, dollar-for-dollar, by the dollar amount of insurance proceeds payable (regardless of the identity of the beneficiary thereunder) as a result of Employee’s death pursuant to any life insurance maintained on the life of the Employee pursuant to Section 3.4 of the Employment Agreement entered into by and between Employee and the Company on December 30, 1983.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 3rd day of February, 1986.

ATTEST:	SEAGULL ENERGY CORPORATION
______________________	By ___________________________
Secretary	Barry J. Galt